EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(a)Registration Statements (Form S-8 No. 333-139292, Form S-8 No. 333-87463) pertaining to the Astronics Corporation Employee Stock Purchase Plan,
(b)Registration Statement (Form S-8 No. 333-127137) pertaining to the Astronics Corporation 2005 Director Stock Option Plan,
(c)Registration Statement (Form S-8 No. 333-176044) pertaining to the Astronics Corporation 2011 Employee Stock Option Plan,
(d)Registration Statement (Form S-8 No. 333-222010) pertaining to the Astronics Corporation 2017 Long Term Incentive Plan,
(e)Registration Statement (Form S-8 No. 333-256514) pertaining to the Astronics Corporation Amended and Restated 2017 Long Term Incentive Plan, and
(f)Registration Statement (Form S-3 No. 333-272423) of Astronics Corporation; and
(g)Registration Statement (Form S-8 No. 333-287590) pertaining to the Astronics Corporation Amended and Restated 2017 Long Term Incentive Plan, as amended;
of our reports dated February 26, 2026, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Astronics Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2025, and the financial statement schedule of Astronics Corporation included herein.
/s/ Ernst & Young LLP
Buffalo, New York
February 26, 2026